Exhibit 6.b)
NORTHEAST UTILITIES PARENT
PRO FORMA BALANCE SHEET
AS OF JUNE 30, 1999

(THOUSANDS OF DOLLARS)

                                                                    PRO FORMA
                                                                    GIVING EFFECT
                                                      PRO FORMA     TO PROPOSED
                                          PER BOOK    ADJUST.*      TRANSACTION
ASSETS
UTILITY  PLANT,  AT COST:
   ELECTRIC                              $         0 $             $             0
   OTHER                                           0                             0
                                           ---------  ---------          ---------
                                                   0          0                  0
   LESS: ACC. DEPREC.                              0                             0
                                           ---------  ---------          ---------
                                                   0          0                  0

  CONSTRUCTION WORK IN PROGRESS                    0                             0
                                           ---------  ---------          ---------
        TOTAL NET UTILITY PLANT                    0          0                  0
                                           ---------  ---------          ---------
OTHER PROP. AND INVEST.:
   INVEST. IN SUBSIDIARY COS.              2,199,224     35,000 [1]      2,234,224
   INVEST. IN TRANSMISSION COS.               17,900                        17,900
   OTHER INVESTMENTS                              54                            54
                                           ---------  ---------          ---------
      TOTAL OTHER PROP. &  INVEST.         2,217,178     35,000          2,252,178
                                           ---------  ---------          ---------
CURRENT ASSETS:
   CASH & CASH EQUIVALENTS                         0     (3,325)[2]         (3,325)
   NOTES REC. FROM ASSOC. COS                 22,300                        22,300
   NOTES AND ACCOUNTS RECEIVABLE                 571                           571
   ACCOUNTS REC. FROM ASSOC. COS               4,172                         4,172
   PREPAYMENTS AND OTHER                          27                            27
                                           ---------  ---------          ---------
      TOTAL CURRENT ASSETS                    27,070     (3,325)            23,745
                                           ---------  ---------          ---------
DEFERRED CHARGES:
   ACCUMULATED DEF. INC. TAXES                 6,160                         6,160
   UNAMORTIZED DEBT EXPENSE                       46                            46
   OTHER                                       2,562                         2,562
                                           ---------  ---------          ---------
      TOTAL DEF. CHARGES                       8,768          0              8,768
                                           ---------  ---------          ---------
TOTAL ASSETS                             $ 2,253,016 $   31,675    $     2,284,691
                                           =========  =========          =========

[1] See adjustments a, b, and d.
[2] See adjustments a, b, c, d, and e.




                                                                    Exhibit 6.b)
NORTHEAST UTILITIES PARENT
PRO FORMA BALANCE SHEET
AS OF JUNE 30, 1999

(THOUSANDS OF DOLLARS)

                                                                    PRO FORMA
                                                                    GIVING EFFECT
                                                      PRO FORMA     TO PROPOSED
                                          PER BOOK    ADJUST.*      TRANSACTION
CAPITALIZATION:
   COMMON SHARES                         $   686,188 $             $       686,188
   CAPITAL SURPLUS,  PAID IN                 940,448                       940,448
   DEFERRED COMPENSATION--(ESOP)            (133,947)                     (133,947)
   RETAINED EARNINGS                         579,449     (2,161)           577,288
   ACCUM OTHER COMP INCOME                     1,524                         1,524
                                          ----------  ---------         ----------
      TOTAL COMMON EQUITY                  2,073,662     (2,161)         2,071,501

   NON-REDEEMABLE PREF. STOCK                      0                             0
   REDEEMABLE PREF. STOCK                          0                             0
   LONG-TERM DEBT                            152,000                       152,000
                                          ----------  ---------         ----------
      TOTAL CAPITALIZATION                 2,225,662     (2,161)         2,223,501
                                          ----------  ---------         ----------
MINOR. INT. IN CONS. SUBS                          0          0                  0
                                          ----------  ---------         ----------
OBLIG. UNDER CAP. LEASES                           0          0                  0
                                          ----------  ---------         ----------
CURRENT LIABILITIES:
   NOTES PAYABLE TO BANK                           0     35,000 [3]         35,000
   L-T DEBT AND P.S., CURRENT                 19,000                        19,000
   OBLIG. UNDER CAP. LEASES, CUR                   0                             0
   ACCOUNTS PAYABLE                              742                           742
   ACCOUNTS PAYABLE TO ASSOC. COS.             3,233                         3,233
   ACCRUED TAXES PAYABLE                       2,047     (1,164)[4]            883
   ACCRUED INTEREST                            1,969                         1,969
   ACCRUED PENSION BENEFITS                        0                             0
   OTHER                                           2                             2
                                          ----------  ---------         ----------
      TOT. CURRENT LIABILITIES                26,993     33,836             60,829
                                          ----------  ---------         ----------
   OTHER DEFERRED CREDITS                        361                           361
                                          ----------  ---------         ----------
      TOTAL DEFERRED CREDITS                     361          0                361
                                          ----------  ---------         ----------

TOTAL CAPITALIZATION AND LIAB.           $ 2,253,016 $   31,675    $     2,284,691
                                          ==========  =========         ==========

[3] See adjustment c.
[4] See adjustment f.

* See attached Pro Forma Adjustments


                                                                Exhibit 6.b)
NORTHEAST UTILITIES PARENT
PRO FORMA INCOME STATEMENT AND STATEMENT
  OF RETAINED EARNINGS
FOR THE 12 MONTHS ENDED JUNE 30, 1999

INCOME STATEMENT
(THOUSANDS OF DOLLARS)

                                                                         PRO FORMA
                                                                         GIVING EFFECT
                                                          PRO FORMA      TO PROPOSED
                                               PER BOOK   ADJUSTS*       TRANSACTION
OPERATING REVENUE                             $        0 $          0   $               0
                                                --------     --------            --------
OPERATING EXPENSES:
   OPERATION--
    FUEL, PURCH. & NET INTRCHG PWR                     0                                0
    OTHER                                          6,563                            6,563
   MAINTENANCE                                         1                                1
   DEPRECIATION                                        0                                0
   FED/ STATE INCOME TAXES                        (8,389)      (1,164)[1]          (9,553)
   OTHER TAXES                                         2                                2
                                                --------     --------            --------
TOTAL OPERATING EXPENSES                          (1,823)      (1,164)             (2,987)
                                                --------     --------            --------
OPERATING INCOME                                   1,823        1,164               2,987
                                                --------     --------            --------
OTHER INCOME (LOSS):
   EQUITY IN REG. GEN & TRANS. COS.                2,725                            2,725
   OTHER, NET                                     53,003                           53,003
   MIN. INT. IN INCOME OF SUB                          0                                0
   INCOME TAXES                                   (4,776)                          (4,776)
                                                --------     --------            --------
      OTHER INCOME, NET                           50,952            0              50,952
                                                --------     --------            --------
INCOME BEF. INT. CHARGES                          52,775        1,164              53,939
                                                --------     --------            --------

INTEREST CHARGES:
   INTEREST ON L-T DEBT                           15,332                           15,332
   AMORT. DEBT DISC, PREM EXP, NET                   117                              117
   INTEREST ON SHORT TERM LOAN                       319                              319
   OTHER INTEREST EXPENSES                            63        3,325 [2]           3,388
                                                --------     --------            --------
NET INCOME AFTER INTEREST CHARGES                 36,944       (2,161)             34,783
                                                --------     --------            --------
PREF. DIVIDENDS OF SUBSIDIARIES                        0                                0
                                                --------     --------            --------
NET INCOME                                    $   36,944 $     (2,161)  $          34,783
                                                ========     ========            ========

[1] See adjustment f.
[2] See adjustment e.



STATEMENT OF RETAINED EARNINGS
(THOUSANDS OF DOLLARS)

                                                                         PRO FORMA
                                                                         GIVING EFFECT
                                                          PRO FORMA      TO PROPOSED
                                               PER BOOK   ADJUSTS*       TRANSACTION
BAL. AT BEGINNING OF PERIOD                   $  542,505 $              $         542,505

NET GAIN (LOSS)                                   36,944       (2,161)             34,783

CASH DIVIDENDS ON PREF. STOCK                          0                                0

CASH DIVIDEND ON COMMON STOCK                          0                                0
                                                --------     --------            --------
BALANCE AT END OF PERIOD                      $  579,449 $     (2,161)  $         577,288
                                                ========     ========            ========

* See attached Pro Forma Adjustments